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                                                            EXHIBIT 23.1



                        Consent of Independent Auditors
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996, incorporated by reference in the Proxy Statement of Houston Biotechnology Incorporated that is made a part of the Registration Statement (Form S-4 No. 333-00000) and Prospectus of Medarex, Inc. for the registration of 1,849,369 shares of its common stock and 822,924 common stock purchase warrants.



                                                            Ernst & Young LLP

Princeton, New Jersey
January 20, 1997